United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 14, 2011

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On September 14, 2011, the Company held its 2011 Annual Meeting of Shareholders.  Two proposals were submitted to and approved by the Company’s shareholders.  The holders of 34,850,530 shares of common stock, representing 81.94% of the outstanding shares entitled to vote as of the record date, which constituted a quorum, were represented at the meeting in person or by proxy.  A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote.  Under Idaho law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting.  The proposals are described in detail in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on August 15, 2011.  The final results were as follows:

Proposal No. 1.

Election of Members to the Board of Directors	For	Against	Abstain	Broker Non-Vote
Donald J. Farley	14,581,320	0	297,640	19,971,570
Dehryl A. Dennis	14,618,320	0	260,640	19,971,570
Michael K. McMurray	14,617,320	0	261,640	19,971,570
Valerie L. Grindle	14,582,320	0	296,640	19,971,570
Robert O. Grover	14,581,320	0	297,640	19,971,570

Proposal No. 2.

Ratify M&K, CPAS, PLLC, as Independent Auditors:	For	Against	Abstain	Broker Non-Vote
	14,600,540	208,970	69,450	19,971,570

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Date:	September 20, 2011	By:	/s/Leann R Gilberg
Leann R Gilberg
CFO

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